SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Mountain High Acquisitions Corp.

(Exact name of registrant as specified in its charter)

Colorado	27-3515499
(State or other jurisdiction of incorporation or organization) 6501 E. Greenway Parkway #103-412 Scottsdale, Arizona (Address of principal executive offices)	(I.R.S. Employer Identification No.) 85254 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e) check the following box. ☑

Securities Act registration statement file number to which this Form relates: 333-175825

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.0001 per share

(Title of class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The description of the common stock, par value $0.0001 per share, of Mountain High Acquisitions Corp., a Colorado corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Securities” in the Registrant’s Registration Statement on Form S-1 filed on July 27, 2011 by the Registrant with the Securities and Exchange Commission (Registration No. 333-175825). The section is incorporated herein by reference in answer to this Item.

ITEM 2. EXHIBITS

The following exhibits are attached hereto in answer to this Item:

3.1. Articles of Incorporation of the Registrant.[1]

3.2 Amendment to the Articles of Incorporation.[2]

3.3 Amendment to the Articles of Incorporation.[3]

3.4 Amendment to the Articles of Incorporation.[4]

3.5 Amendment to the Articles of Incorporation.[5]

3.6 Bylaws of the Registrant.[6]

3.7 Amendment to Bylaws of Registrant.[7]

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 26, 2017	MOUNTAIN HIGH ACQUISITIONS CORP.

By: /s/ Alan Smith
President and Chief Executive Officer

[1]	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed on July 7, 2011.
[2]	Incorporated by reference to Exhibit 3.3 to the Registrant’s Amended Registration Statement on Form S-1/A filed on October 7, 2011.
[3]	Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on March 10, 2014.
[4]	Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on June 13, 2017.
[5]	Incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on June 13, 2017.
[6]	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 filed on July 7, 2011.
[7]	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 13, 2017.